UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2008

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey		07927
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-532-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2008, Emisphere Technologies, Inc. (the “Company”) announced that Nicholas J. Hart has joined the Company as Vice President of Strategy and Development. A copy of the press release dated August 19, 2008 announcing Mr. Hart’s appointment is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Prior to assuming his position as Vice President of Strategy and Development on July 28, 2008, Mr. Hart served as the Leader of Contraception Therapy Area and a member of the Corporate Executive Leadership Team at Organon, part of the Schering Plough Corporation. Also at Organon, he served as Senior Director/Executive Director of Marketing of the Women’s Healthcare Franchise, Director of CNS Marketing, and Associate Director of Specialty Products. Prior to Organon, Mr. Hart held various marketing and sales positions with Novartis, Sankyo Parke Davis Phamaceuticals, and Bristol-Myers Squibb Company.

After graduating from the United States Military Academy at West Point, Mr. Hart received his MBA in Finance and International Business from New York University, Stern School of Business.

Pursuant to the Company’s offer letter to Mr. Hart, dated July 3, 2008:

  Mr. Hart’s annual base salary will be $240,000.
  Mr. Hart will be granted options to purchase 75,000 shares at the closing price on the date of grant. The options will vest over a five year period in 15,000 share installments commencing on the first anniversary of the date of grant. The options will expire 10 years from the date of grant.
  Mr. Hart will receive a sign on bonus of $10,000.
  Mr. Hart will be provided a severance amount equivalent to six month’s base salary (excluding bonus) in the event that there is a change of control of the Company as defined in the offer letter.
  Mr. Hart will also participate in other specified compensation and benefit programs generally available to the Company’s executives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release of Emisphere Technologies, Inc. dated August 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

August 19, 2008	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Emisphere Technologies, Inc. dated August 19, 2008.